EX-FILING FEES

Calculation of Filing Fee Tables

Form S-8
(Form Type)

Matrix Service Company
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Notes	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, $0.01 par value per share	Other	1,000,000	$15.05	$15,050,000.00	0.0001381	$2,078.41
2	Other	Deferred Compensation Obligation	Other	2,010,000	$1.00	$2,010,000.00	0.0001381	$277.58
	Total Offering Amounts					$17,060,000.00		$2,355.99
	Total Fee Offsets							$0.00
	Net Fees Due							$2,355.99

Offering note(s)

1.Amount to be registered consists of 1,000,000 additional shares of Registrant’s Common Stock, $0.01 par value per share, to be issued pursuant to the grant or exercise of awards to participants under the Matrix Service Company 2026 Stock and Incentive Compensation Plan (the “ESPP”). Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also includes an indeterminable number of additional shares that may become issuable in accordance with the adjustment and anti-dilution provisions of the ESPP.

Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Select Market on November 3, 2025.

2.The Deferred Compensation Obligations under the Matrix Service Company Deferred Compensation Plan for Non-Employee Directors (“Deferred Compensation Plan”) are unsecured obligations Matrix Service Company to pay deferred compensation in the future in accordance with the terms of the Deferred Compensation Plan.

Estimated solely for calculating the amount of the registration fee. Such amount is based on Matrix Service Company’s estimate of the aggregate compensation to be deferred by participants under the Deferred Compensation Plan during the three-year period commencing on the initial effective date of this Registration Statement.

Table 2: Fee Offset Claims and Sources

	Registrant of Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources

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